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                             STOCK OPTION AGREEMENT

     Pursuant to this Agreement, a stock option to purchase 75,000 shares of the common stock, $.0001 par value per share, of Valesc Inc. ("Valesc") at an exercise price to be determined in accordance with the provisions of this Agreement (the "Option"), is granted to Mr. Tim Kain ("Subscriber", also referred to as "you" or "your"). This Option may be exercised only upon the terms and conditions set forth below.

     1. Purpose of the Option.

     This Option has been granted pursuant to the terms and conditions of a Subscription Agreement between Valesc and the Subscriber dated April 29, 2002.

     2. Option Exercise Price.

     The exercise price of the Option shall be equal to 70% of the average closing price of Valesc's common stock in the 10 trading days prior to the date you furnish Valesc with a notice of exercise by facsimile.

     3. No Sales or Short Sales.

     You agree that you will not directly or indirectly, (i) sell any of the securities of Valesc for 30 days prior to the date of furnishing any notice of exercise, or (ii) sell short any such securities for 90 days prior to the date of furnishing any notice of exercise.

     4. Acceptance of Option.

     Your acceptance of this Option will indicate your acceptance of, and your willingness to be bound by, its terms. It imposes no obligation upon you or your designated principals and employees to purchase any shares subject to the Option. Your obligation to purchase shares can arise only upon your exercise of the Option in the manner set forth in this Agreement.

     5. When Option May Be Exercised.

         Except as otherwise provided herein, this Option shall be exercisable at any time prior to the Expiration Date. This Option may not be exercised for less than 20,000 shares at any one time (or the remaining shares then purchasable, if less than 20,000) and expires on May 1, 2005 (the "Expiration Date") whether or not it has been duly exercised. This Option shall not have any vesting period and shall be immediately exercisable in full or in part at any time six months after the Registration Statement of Valesc presently on file with the Securities and Exchange Commission is declared effective.




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     6. How Option May Be Exercised.

     This Option or any portion thereof is exercisable by a written notice signed by you and delivered to Valesc by facsimile at its executive offices, signifying your election to exercise the Option. The notice must state the number of shares of common stock as to which your Option is being exercised, contain a statement by you (in a form acceptable to Valesc) that such shares are being acquired by you for investment and not with a view to their distribution or resale (unless a Registration Statement covering the shares purchasable has been declared effective by the Securities and Exchange Commission), and must be accompanied by payment for the full purchase price of the shares being purchased. Payment shall be by either (a) bank wire or (b) certified or bank cashier's check payable to the order of "Valesc Inc." in immediately available funds and free from all collection charges.

     7. Non-Transferability of Option.

     This Option shall not be transferable. If notice of the exercise of this Option is given by a person other than Subscriber, Valesc may require, as a condition to exercise the submission to Valesc of appropriate proof of the right of such person to exercise this Option.

     8. Adjustments Upon Changes in Capitalization.

     If at any time after the date of grant of this Option, Valeac shall, by stock dividend, split-up, combination, reclassification, exchange, merger, consolidation or otherwise, change its shares of common stock into a different number or kind or class of shares or other securities or property, then the number of shares covered by this Option, and the price of each such share shall be proportionately adjusted for any such change. If there is any dispute as to the proper adjustment, so long as the Board of Directors of Valesc determination is not unreasonable, such determination shall be conclusive as to Subscriber. Any fraction of a share resulting from any adjustment shall be eliminated.

     9. Written Notice to Subscriber.

          If at any time during the period this of Option,

          (a) an event requiring an adjustment of the Option purchase price shall occur; or

          (b) there shall be any capital reorganization, or reclassification of the capital stock of Valesc, or consolidation or merger of Valesc with, or sale of all of substantially all of its assets to, another corporation; or

          (c) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of Valesc;



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then, in any one or more of such cases, Valesc shall give the Subscriber (i) at least 20 days prior written notice of the date on which the books of Valesc shall close or a record shall be taken for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, and (ii) in the case of any such reorganization, liquidation or winding-up, at least 20 days prior written notice of the date when the same shall take place.

     The certificate of Valesc's independent public accountants shall be conclusive evidence of the correctness of any computation made. Each such written notice shall be given by first class mail, postage prepaid, addressed to the Subscriber at the address shown on the books of Valesc.

     10. Reservation of Shares.

     Valesc shall at all times during this Option reserve and keep available such number of shares of common stock as will be sufficient to satisfy the requirements of this Option.

Dated: April 29, 2002

SUBSCRIBER

/s/ Timothy Kain
-------------------------------------
Mr. Tim Kain


VALESC INC.


By:/s/ Garrett Miller
   -------------------------------------
Name:  Garrett Miller
Title: Vice President


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                              OPTION EXERCISE FORM

TO:  Valesc Inc.

     The undersigned holder hereby irrevocably elects to exercise the right to purchase ______________ shares of common stock covered by this Option Agreement according to the conditions hereof and herewith makes full payment of the Exercise Price of such shares.

     Kindly deliver to the undersigned a certificate representing the shares.

                           INSTRUCTIONS FOR DELIVERY

Name: __________________________________________________________________________
        (please typewrite or print in block letters)

Address:_____________________________________________________________

Dated:______________________________


               Signature______________________________________


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